UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 29, 2011

SOUTHERN BELLA, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54233	20-8602410
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

999 18th Street, Suite 3000 Denver, Colorado	80202 (Zip Code)
(Address of Principal Executive Offices)

(303) 952-0455
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into A Material Definitive Agreement

On June 29, 2011, Southern Bella, Inc. (the “Company,” “our”) entered into a contribution agreement (the “Contribution Agreement”) with Geoff Evett, our sole director, president, and largest shareholder.  Pursuant to the Contribution Agreement, Mr. Evett returned 7,566,667 shares of common stock to the Company as a contribution to the Company’s capital.  Prior to the execution of the Contribution Agreement, Mr. Evett held 8,166,667 shares of Company’s common stock representing approximately 94.23% of the Company’s issued and outstanding shares.  Following the execution of the Contribution Agreement, Mr. Evett holds 600,000 shares of the Company’s common stock representing approximately 54.54% of the Company’s  issued and outstanding shares.

Item 9.01                      Item 9.01 Financial Statements And Exhibits

 (d)           Exhibits

Exhibit
No.	Description

10.1	Contribution Agreement*

*          Filed herewith.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southern Bella, Inc.
a Delaware Corporation

Dated: July 5, 2011	/s/ Geoff Evett
Geoff Evett, President

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